SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective April 30, 2010, the Board of Directors of each of HopFed Bancorp, Inc. (the “Company”) and Heritage Bank (the “Bank”), the Company’s federal savings bank subsidiary, entered into a Memorandum of Understanding (“MOU”) with the Office of Thrift Supervision (“OTS”). An MOU with regulatory authorities is an informal administrative agreement that is not published or publicly available and is generally used when regulatory authorities believe that circumstances warrant a milder form of action than a formal supervisory action, such as a formal written agreement or order.

Under the Company MOU, among other things, the Company has agreed to the following: (1) the Company will neither accept nor request that the Bank pay any dividends or make any capital distributions, or commit to pay dividends or make other capital distributions, without prior OTS approval; (2) the Company will not declare or pay any dividends or make other capital distributions, or commit to pay dividends or make other capital distributions, without prior OTS approval; provided, however, that this restriction will not apply to dividends on currently outstanding shares of preferred stock issued to and held by the United States Department of the Treasury and obligations in connection with currently outstanding trust preferred securities if any such dividend or capital distribution does not cause the Bank’s capital levels to fall below a Tier 1 core capital ratio of 8% and a total risk-based capital ratio of 12%; and (3) the Company will not, directly or indirectly, incur, issue, renew, or rollover any debt without prior OTS approval. At March 31, 2010, the Bank’s Tier 1 core capital ratio was 8.02%, and its total risk-based capital ratio was 13.25%.

Under the Bank MOU, among other things, the Bank has agreed to the following: (1) the Bank will not declare or pay any dividends or make other capital distributions, or commit to pay dividends or make other capital distributions, without prior OTS approval; (2) the Bank will adopt a concentration risk reduction plan to reduce the outstanding balance of commercial real estate loans relative to core capital and the allowance for loan losses; and (3) the Bank will not increase brokered deposits without prior OTS approval.

In addition, the MOUs identify actions, policies and procedures to be taken and adopted by the Board of Directors and management of the Company and the Bank, as appropriate, to ensure maintenance of adequate liquidity, monitor and report compliance with the MOUs and certain applicable regulations, reduce the level of classified assets, and correct certain deficiencies and weaknesses identified by the OTS.

The MOUs will remain in effect until modified or terminated by the OTS. The Company and the Bank do not expect the actions and limitations required by the MOUs to change their business strategy in any material respect.

The Board of Directors and management of each of the Company and the Bank have taken various actions to comply with the terms and conditions of the MOUs, and will continue to take all actions believed to be necessary for compliance. The Board and management will continue to work closely with the OTS in order to comply with the terms and conditions of the MOUs and are committed to addressing and resolving any and all issues presented in the MOUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: May 6, 2010	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer